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                                                                     EXHIBIT (i)

February 14, 2003

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:  Enterprise Accumulation Trust
     Registration Statement No. 33-21534

Dear Sir or Madam:

I am counsel to Enterprise Accumulation Trust, (the "Fund"), and in so acting, have reviewed Post-Effective Amendment No. 29 (the "Post Effective Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No. 33-21534. Representatives of the Fund have advised that the Fund will file the Post-Effective Amendment pursuant to paragraph (a) of Rule 485 under the Securities Act of 1933. In connection therewith, the Fund has requested that I provide this letter.

In my examination of the Post-Effective Amendment, I have assumed the conformity to the originals of all documents submitted to me as copies.

Based upon the foregoing, I hereby advise you that:

        (1) the Fund is a Trust duly incorporated and validly existing in good standings under the laws of the State of Massachusetts;

        (2) the Common Stock to be offered has been duly authorized and, when sold as contemplated in the Amendments, will be validly issued, fully paid and nonassessable.

Very truly yours,


/s/ CATHERINE R. MCCLELLAN


Catherine R. McClellan